Exhibit 99.1

Sidus Space Appoints former L3Harris Chief Human Resources Officer, Jeffrey Shuman, to its Board of Directors

CAPE CANAVERAL, FL, July 9, 2024 – Sidus Space (NASDAQ: SIDU) (the “Company” or “Sidus”), a provider of end-to-end precision Space Infrastructure solutions that include satellite Data-as-a-Service on its proprietary orbiting platform, today announced that its Board of Directors has appointed Jeffrey (Jeff) Shuman as an independent Director, effective July 8, 2024.

Carol Craig, CEO, Sidus Space, stated “We are excited to welcome Mr. Shuman to the Sidus Board. His extensive experience in both government and commercial sectors will provide invaluable insights to strengthen our strategic direction. Mr. Shuman’s deep connections within the Space Coast community and his broad corporate network are tremendous assets for our growth trajectory.”

Leo Riera, Chairman of the Board of Sidus Space, noted “Mr. Shuman’s appointment underscores our commitment to maintaining a dynamic and diverse board that aligns with our strategic objectives and growth ambitions. His extensive corporate governance and Human Resources background will significantly contribute to our mission. “

Jeff Shuman added “I am honored to join Sidus Space at such a pivotal moment in its journey. I look forward to leveraging my experience to support the company’s strategic initiates and to help drive its vision of leading the future of Space Infrastructure.”

Mr. Shuman brings over 40 years of experience across global diversified companies and the military, spanning the US Army, Avon Products, Honeywell International, Northrop Grumman, L3Harris and Quest Diagnostics. Shuman was the Chief Human Resources Officer at Harris Corporation (now L3Harris) and at Quest Diagnostics during periods of profound cultural and operational progress. Earlier in his career, Shuman held senior executive positions in Operations, General Management and Human Resources. He currently serves on the advisory board of Garner Health, The Citadel School of Business, The Citadel Psychology Department and is Advisory Board emeritus at CIELO Talent.

Mr. Shuman earned a bachelor’s degree from The Citadel, and following graduation, served as a Medical Services Corp officer in the US Army. He completed executive development programs in Business and Human Resources at the University of Michigan, Harvard Business School, University of Virginia’s Darden School of Business, University of Pennsylvania’s Wharton Business School and Cornell University. He also participated in a US business exchange program with the People’s Republic of China, supported the Private Sector Council in key initiatives with the Department of Education and the Department of Homeland Security, and was a regular contributor and guest on “Your Career Partners”, a Washington DC-based radio talk show. Shuman received the “Stevie Award” during the American Business Awards for “Best Human Resources Executive” and was the 2011 recipient for the “HR Executive of the Year” by HR Executive Magazine.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a multi-faceted Space Infrastructure-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. More than just a “Satellite-as-a-Service” provider, Sidus Space products and services are offered through its several business units: Space-as-a-Service, Space-Based Data Solutions, AI/ML Products and Services, Mission Planning and Management Operations, 3D Printing and Products and Services, Satellite Manufacturing and Payload Integration. and Space and Defense Hardware Manufacturing. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

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